UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2004

Leap Wireless International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-29752	33-0811062
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10307 Pacific Center Court, San Diego, California (Address of Principal Executive Offices)	92121 (Zip Code)

Registrant’s telephone number, including area code: (858) 882-6000

Item 1. Changes in Control of Registrant
Item 7. Exhibits
SIGNATURES
EXHIBIT 3.1
EXHIBIT 3.2
EXHIBIT 4.1.1
EXHIBIT 4.1.2
EXHIBIT 4.1.3
EXHIBIT 10.1

Item 1. Changes in Control of Registrant.

On August 16, 2004, the Fifth Amended Joint Plan of Reorganization dated as of July 30, 2003, including certain technical amendments thereto (the “Plan of Reorganization”), of Leap Wireless International, Inc. (“Leap”), Cricket Communications, Inc. (“Cricket”) and substantially all of their subsidiaries (collectively, the “Company”) became effective, and the Company emerged from Chapter 11 bankruptcy.

The United States Bankruptcy Court for the Southern District of California previously entered an order confirming the Plan of Reorganization on October 22, 2003. The effectiveness of the Plan of Reorganization was conditioned upon, among other things, the receipt of required regulatory approvals from the Federal Communications Commission (the “FCC”) for the transfer of wireless licenses associated with the change of control that occurred upon Leap’s emergence from bankruptcy. Leap received the requisite approvals from the FCC on August 5, 2004. Leap and Cricket satisfied the remaining conditions to the Plan of Reorganization on August 16, 2004, and the Plan became effective.

The Plan of Reorganization implemented a comprehensive financial reorganization that significantly reduced the Company’s total outstanding indebtedness. In connection with the Plan of Reorganization, the Company’s long-term debt was reduced from a book value of more than $2.4 billion to an initial principal amount of approximately $390 million, consisting of $350 million of Cricket’s 13% senior secured pay-in-kind notes due 2011 issued on the effective date and approximately $40 million of remaining indebtedness to the FCC (net of repayment of $45 million of principal and interest to the FCC on the effective date). Following is a summary of the actions that occurred as of the effective date of the Plan of Reorganization:

•	All of the outstanding shares of Leap common stock, warrants and options were cancelled. The holders of Leap common stock, warrants and options did not receive any distributions under the Plan of Reorganization.

•	Leap issued 60.0 million shares of new Leap common stock to two classes of the Company’s creditors, as more fully described below.

•	The holders of Cricket’s senior secured vendor debt claims received, on a pro rata basis, 96.5% of the issued and outstanding shares of new Leap common stock, or an aggregate of 57.9 million shares, as well as Cricket’s new 13% senior secured pay-in-kind notes due 2011 with an aggregate face value of $350.0 million. The notes are guaranteed by Leap and its direct and indirect domestic subsidiaries. The notes are secured by all of the personal property and any owned real property of Leap and all of its direct and indirect domestic subsidiaries.

•	Leap issued 3.5% of the issued and outstanding shares of new Leap common stock, or 2.1 million shares, to the Leap Creditor Trust for future distribution to holders of allowed Leap general unsecured claims on a pro rata basis. Leap also transferred to the Leap Creditor Trust other assets as specified in the Plan of Reorganization, which are to be liquidated by the Leap Creditor Trust, with the cash proceeds from such liquidation to be distributed to the holders of allowed Leap general unsecured claims. These other assets included a note receivable of $35.0 million that is currently in dispute with Endesa, S.A., nine wireless licenses with a book value of approximately $1.1 million at June 30, 2004, Leap’s equity interest in IAT Communications, Inc., which had no carrying value at June 30, 2004, certain causes of action, and approximately $2.3 million of reimbursement from Cricket for cash deposits previously made by Leap in connection with contracts that were assumed by Leap in the bankruptcy proceedings. As of June 30, 2004, Leap also had transferred $68.8 million of funds to the Leap Creditor Trust to be distributed to holders of allowed Leap general unsecured claims.

•	Certain executory contracts and unexpired leases were assumed by the reorganized debtors, with reorganized Cricket responsible for paying the cure amounts associated with such contracts and leases.

•	The holders of general unsecured claims against Cricket or the other subsidiaries of Leap and Cricket received no distributions under the Plan of Reorganization.

•	All of the debtors’ pre-petition indebtedness, other than indebtedness owed to the FCC, was cancelled in full, including approximately $1.6 billion net book value of debt outstanding under Cricket’s senior secured vendor credit facilities and approximately $739.2 million net book value of debt outstanding under Leap’s 12.5% senior notes, 14.5% senior discount notes, Leap’s note payable to GLH, Inc. and its Qualcomm Incorporated term loan.

•	On the effective date of the Plan of Reorganization, the Company paid to the FCC approximately $36.7 million for unpaid principal and approximately $8.3 million of accrued interest in connection with the reinstatement of the Company’s FCC debt, and approximately $278,000 of unjust enrichment penalties. The Company has agreed to repay the approximately $40 million remaining outstanding principal amount of FCC debt, plus accrued interest, in installments scheduled for April and July 2005.

•	Leap entered into a Registration Rights Agreement with MHR Institutional Partners II LP and MHR Institutional Partners IIA LP (beneficial shareholders of Leap and affiliates of Mark H. Rachesky) and Highland Capital Management, L.P. (a beneficial shareholder of Leap and an affiliate of James D. Dondero), pursuant to which Leap granted demand registration rights to such entities and agreed to prepare and file, within 30 days following the issuance by the Company’s independent public accountants of their audit report concerning the Company’s “fresh-start” financial statements, a resale shelf registration statement relating to the shares of new Leap common stock received by such entities under the Plan of Reorganization.

Copies of the following documents entered into or adopted pursuant to the confirmation order of the Bankruptcy Court are attached as exhibits to this report: (i) the Indenture governing Cricket’s 13% senior secured pay-in-kind notes due 2011, together with the Security Agreement and Pledge Agreement thereunder; (ii) the Amended and Restated Certificate of Incorporation of Leap; (iii) the Amended and Restated Bylaws of Leap; and (iv) the Registration Rights Agreement dated as of August 16, 2004 by and among Leap and MHR Institutional Partners II LP, MHR Institutional Partners IIA LP and Highland Capital Management, L.P.

In conjunction with Leap’s emergence from bankruptcy, Leap’s previous Board of Directors was replaced by a new Board of Directors designated by the members of the informal committee of holders of Cricket’s senior secured vendor debt. The new Board members are: Wayne Barr, Jr., James D. Dondero, William M. Freeman, Mark H. Rachesky, Dr. Rajendra Singh, Gerald Stevens-Kittner, and Michael B. Targoff.

Item 7. Exhibits.

     (c) Exhibits.

Exhibit
Number	Description of Exhibit
3.1	Amended and Restated Certificate of Incorporation of Leap.

3.2	Amended and Restated Bylaws of Leap.

4.1.1	Indenture dated as of August 16, 2004, among Cricket Communications, Inc., Leap Wireless International, Inc., the Guarantors (as defined therein), and Wells Fargo Bank, National Association, as trustee.

4.1.2	Security Agreement dated as of August 16, 2004, among Cricket Communications, Inc., Leap Wireless International, Inc., the Subsidiaries (as defined therein), and Wells Fargo Bank, National Association, as trustee and as collateral agent.

4.1.3	Pledge Agreement dated as of August 16, 2004, among Cricket Communications, Inc., Leap Wireless International, Inc., the Subsidiary Pledgors (as defined therein), and Wells Fargo Bank, National Association, as trustee and as collateral agent.

10.1	Registration Rights Agreement dated as of August 16, 2004 by and among Leap and MHR Institutional Partners II LP, MHR Institutional Partners IIA LP and Highland Capital Management, L.P.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 20, 2004	LEAP WIRELESS INTERNATIONAL, INC.

	By:	/s/ William M. Freeman

William M. Freeman
Chief Executive Officer